Exhibit 5.1

August 27, 2021

Nxt-ID, Inc.

288 Christian Street

Hangar C 2nd Floor

Oxford, CT 06478

Ladies and Gentlemen:

We have acted as special counsel to Nxt-ID, Inc., a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-3 (the “Registration Statement”) filed on August 27, 2021 by the Company with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), for the proposed resale from time to time by the Selling Stockholders (as defined below) of an aggregate of up to 26,291,960 shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”), comprised as follows: (i) an aggregate of up to 2,007,160 shares of Common Stock (the “Shares”) issued upon exercise, on a cashless basis, of common stock purchase warrants issued by the Company to one of the Selling Stockholders pursuant to a securities purchase agreement, dated as of December 16, 2020 (the “December Purchase Agreement”), (ii) 13,618,136 shares of Common Stock issuable upon exercise of certain outstanding common stock purchase warrants issued by us, of which: (a) up to 2,530,303 shares of Common Stock (the “December Warrant Shares”) are issuable upon exercise of a common stock purchase warrant (the “December Warrant”) issued by us pursuant to the December Purchase Agreement; (b) up to 1,952,032 shares of Common Stock (the “February Warrant Shares”) are issuable upon exercise of common stock purchase warrants (the “February Warrants”) issued by pursuant to a securities purchase agreement, dated as of January 29, 2021 (the “January Purchase Agreement”), (c) up to 2,469,136 shares of Common Stock (the “January Warrant Shares”) are issuable upon exercise of common stock purchase warrants (the “January Warrants”) pursuant to a Warrant Amendment and Exercise Agreement, dated as of January 8, 2021 (the “Amendment Agreement”), and (d) up to 6,666,665 shares of Common Stock (the “August Warrant Shares”, and together with the February Warrant Shares, the January Warrant Shares, and the December Warrant Shares, the “Warrant Shares”) are issuable upon exercise of common stock purchase warrants (the “August Warrants”, and together with the December Warrant, the January Warrants, and the February Warrants, the “Warrants”) issued by us pursuant to a securities purchase agreement, dated as of August 13, 2021 (the “August Purchase Agreement”, and together with the December Purchase Agreement, the January Purchase Agreement, and the Amendment Agreement, the “Purchase Agreements”); and (iii) up to 10,666,664 shares of Common Stock issuable upon conversion of an aggregate of 1,333,333 shares of Series F Convertible Preferred Stock, par value $0.0001 per share, of the Company (the “Series F Preferred Stock”), assuming a conversion price of $0.375 per share of Series F Preferred Stock (the “Conversion Shares”), which shares of Series F Preferred Stock are subject to the Certificate of Designation of Preferences, Rights and Limitations of the Series F Preferred Stock (the “Series F Certificate of Designation”). The Shares, the Warrant Shares, the Warrants, the shares of Series F Preferred Stock, and the Conversion Shares are collectively referred to herein as the “Securities.” The holders of the Shares, the Warrant Shares, the Warrants, the shares of Series F Preferred Stock, and the Conversion Shares are collectively referred to herein as the “Selling Stockholders.”

In connection with this opinion, we have examined and relied upon the originals or copies certified or otherwise identified to our satisfaction of the following: (i) the Registration Statement, including the exhibits filed therewith, (ii) the Purchase Agreements, all exhibits, annexes and schedules attached thereto, all ancillary agreements, and all documentation provided by the Company in connection therewith, including but not limited to, the Warrants and the Series F Certificate of Designation (collectively, the “Transaction Documents”), (iii) the minutes of meetings and resolutions of the board of directors of the Company as provided to us by the Company, (iv) the certificate of incorporation and bylaws of the Company, each as restated and/or amended to date, and (v) such other documents as we have deemed necessary for purposes of rendering the opinion hereinafter set forth.

In addition to the foregoing, we have relied as to matters of fact upon the representations made by the Company and its representatives and upon representations made by the Selling Stockholders. We also have assumed the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents. Other than our examination of the documents indicated above, we have made no other examination in connection with this opinion.

We are members of the Bar of the State of New York. We do not hold ourselves out as being conversant with, or expressing any opinion with respect to, the laws of any jurisdiction other than the laws of the State of New York and the General Corporation Law of the State of Delaware (the “DGCL”). Accordingly, the opinions expressed herein are expressly limited to the laws of the State of New York and the DGCL. Our opinion is based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

Based upon the foregoing and in reliance thereon, and subject to the qualifications, limitations, exceptions and assumptions set forth herein, we are of the opinion that (i) the Securities have been duly authorized for issuance by all necessary corporate action by the Company; (ii) the Shares, when issued and sold as described in the Registration Statement, will be validly issued, fully paid and non-assessable shares of Common Stock, and (iii) provided that the Warrants and the Series F Preferred Stock certificates have been duly executed and delivered by the Company to the applicable Selling Stockholders against payment therefor pursuant to the applicable Transaction Documents, such Warrant Shares and Conversion Shares, when issued and paid for by the applicable Selling Stockholders pursuant to the Warrants and Series F Certificate of Designation upon payment to the Company of the required consideration in accordance with the terms of the Warrants and Series F Certificate of Designation, as applicable, and when issued and sold as described in the Registration Statement, will be validly issued, fully paid and non-assessable shares of Common Stock.

This opinion letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this opinion may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion with the SEC as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus which forms part of the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Sullivan & Worcester LLP